Exhibit 11



                         Washington Trust Bancorp, Inc.
           Computation of Primary and Fully Diluted Earnings Per Share
     For the Three Months and Nine Months Ended September 30, 1996 and 1995



                                                        Three Months Ended                      Nine Months Ended
                                                          September 30,                           September 30,
                                                        1996             1995                  1996              1995
                                                        ----             ----                  ----              ----
Primary:
Weighted average shares                              4,345,734          4,249,469            4,315,296          4,241,537
Common stock equivalents                               157,785            134,814              144,516            106,588
                                                 --------------    ---------------      ---------------    ---------------
Primary weighted average shares                      4,503,519          4,384,283            4,459,812          4,348,125
                                                 --------------    ---------------      ---------------    ---------------

Fully diluted:
Weighted average shares                              4,345,734          4,249,469            4,315,296          4,241,537
Common stock equivalents                               167,844            134,767              170,507            135,696
                                                 --------------    ---------------      ---------------    ---------------
Fully diluted weighted average shares                4,513,578          4,384,236            4,485,803          4,377,233
                                                 --------------    ---------------      ---------------    ---------------

Net income                                          $2,320,527         $2,032,821           $6,356,500         $5,622,060
                                                 --------------    ---------------      ---------------    ---------------

Primary earnings per share                                $.52               $.46                $1.43              $1.29
                                                 --------------    ---------------      ---------------    ---------------

Fully diluted earnings per share                          $.51               $.46                $1.42              $1.28
                                                 --------------    ---------------      ---------------    ---------------
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